Exhibit 99.1

BARNES 860.583.7070 | info@onebarnes.com onebarnes.com

Apollo Funds Complete Acquisition of Barnes Group

January 27, 2025

BRISTOL, Conn. and NEW YORK-- Barnes Group Inc. (NYSE: B) (“Barnes” or “the Company”), a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, and Apollo (NYSE: APO) today announced that funds managed by affiliates of Apollo (the "Apollo Funds") have completed the previously announced acquisition of Barnes in an all-cash transaction with a total enterprise value of approximately $3.6 billion.

“We are pleased to announce the completion of our transaction with Apollo Funds, which opens the door to the next phase in Barnes’ evolution,” said Thomas J. Hook, President and Chief Executive Officer of Barnes. “Under Apollo Funds’ ownership, we are well positioned to accelerate our transformation strategy, enhance our capabilities and broaden our product offerings to create new opportunities for increased growth and innovation.”

“We are excited to reach this milestone with the Barnes team and for the tremendous opportunity to accelerate the growth of the Company’s strong portfolio of businesses across the aerospace and industrial sectors,” said Antoine Munfakh, Partner at Apollo. “Barnes has a proud legacy of innovation, close customer relationships and is uniquely positioned to benefit from robust aerospace demand trends. We look forward to partnering with the Barnes team to help them continue to solve their customers’ most complex challenges.”

The transaction was announced on October 7, 2024, and approved by Barnes shareholders at the Company’s Special Meeting of Shareholders on January 9, 2025. Under the terms of the agreement, Barnes shareholders will receive $47.50 per share in cash. With the completion of the acquisition, Barnes’ common stock has ceased trading and will be delisted from the New York Stock Exchange.

Advisors

Goldman Sachs & Co. LLC and Jefferies LLC are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Barnes. Latham & Watkins LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel to Apollo Funds.

123 Main Street, Bristol, CT 06010-6376

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Such factors, risks and uncertainties include: (1) risks related to disruption of management’s attention from Barnes’ ongoing business operations due to the proposed transaction; (2) the effect of the announcement of the proposed transaction on the ability of Barnes to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (3) the impacts resulting from the conflict in Ukraine, the Middle East or any other geopolitical tensions; and (4) the impacts of any pandemics, epidemics or infectious disease outbreaks.

For additional information and detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward-looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Barnes assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.

About BARNES

Barnes Group Inc. (NYSE: B) leverages world-class manufacturing capabilities and market-leading engineering to develop advanced processes, automation solutions, and applied technologies for industries ranging from aerospace and medical & personal care to mobility and packaging. With a celebrated legacy of pioneering excellence, Barnes delivers exceptional value to customers through advanced manufacturing capabilities and cutting-edge industrial technologies. Barnes Aerospace specializes in the production and servicing of intricate fabricated and precision-machined components for both commercial and military turbine engines, nacelles, and airframes. Barnes Industrial excels in advancing the processing, control, and sustainability of engineered plastics and delivering innovative, custom-tailored solutions for industrial automation and metal forming applications. Established in 1857 and headquartered in Bristol, Connecticut, USA, the Company has manufacturing and support operations around the globe. For more information, visit please visit www.onebarnes.com.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2024, Apollo had approximately $733 billion of assets under management. To learn more, please visit www.apollo.com.

Contacts

Barnes Contact
Media and Investors
William Pitts
Vice President Investor Relations
(860) 973-2144
wpitts@onebarnes.com

Apollo Contacts
Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
(212) 822-0540
IR@apollo.com

Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
(212) 822-0491
Communications@apollo.com